Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations:	Investor Relations:
	Sheri Woodruff	Keith Kolstrom
	610-893-9555 Office	610-893-9551 Office
	609-933-9243 Mobile	keith.kolstrom@te.com
swoodruff@te.com

TYCO ELECTRONICS REPORTS STRONG FISCAL FOURTH QUARTER
AND FULL YEAR 2010 RESULTS

Fourth Quarter Results

•                  Net Sales of $3.1 Billion, Up 16 Percent Year-Over-Year

•                  Earnings Per Share From Continuing Operations (GAAP EPS) of $0.56; Adjusted EPS of $0.72, Up From $0.30 in Prior-Year Period

Full Year Results

•                  Net Sales of $12.1 Billion, Up 18 Percent Year-Over-Year

•                  Earnings Per Share From Continuing Operations of $2.32; Adjusted EPS of $2.54, Up From $0.81 in Prior Year

•                  Cash From Continuing Operations of $1.7 Billion; Free Cash Flow of $1.4 Billion, Up $180 Million Year-Over-Year

2011 Full Year Guidance (Excluding the pending ADC Acquisition)

•                  Organic Sales Growth of 4 to 7 Percent; Adjusted EPS Growth of 12 to 20 Percent

•                  Free Cash Flow Expected to be in Excess of $1.2 Billion

•                  Company Plans to Increase Dividend by 12.5 Percent

SCHAFFHAUSEN, Switzerland — Oct. 28, 2010 — Tyco Electronics Ltd. (NYSE: TEL) today reported results for the fiscal fourth quarter ended Sept. 24, 2010.  The company reported a net sales increase of 16 percent year-over-year, and 2 percent sequentially, to $3.1 billion.  GAAP EPS were $0.56 for the quarter, compared to $0.18 in the prior-year period.  Included in the GAAP EPS were $0.10 per share related to restructuring charges and a loss on the sale of a mechatronics business, $0.02 per share of acquisition-related costs and $0.05 per share of items primarily due to shared tax matters.  This compares to $0.12 per share of net charges in the prior-year quarter.  Adjusted EPS were $0.72 in the quarter, compared to $0.30 in the prior-year quarter.

Full-year net sales were $12.1 billion, an increase of 18 percent over the prior year.  Organic sales growth was 17 percent.  GAAP EPS were $2.32 for the year, compared to a loss of $6.77 in the prior year.  Included in GAAP EPS were $0.22 per share of net charges, compared to $7.58 per share of charges in the prior year.  Adjusted EPS were $2.54 for the year, compared to $0.81 in the prior year.

“Our fourth quarter was a strong finish to a very good year,” said Tyco Electronics Chief Executive Officer Tom Lynch.  “Our 2010 sales of $12.1 billion were up 18 percent over the prior year.  This growth was broad-based across our markets and geographies, driven by a recovering global economy and our ability to respond quickly during the rebound.  We also strengthened our market position during the year.

“Full-year adjusted EPS of $2.54 were up from $0.81 in the prior year.  This improvement was primarily due to the sales growth and strong execution of our productivity improvement programs.  We also generated $1.4 billion of free cash flow.”

FIRST QUARTER AND FULL YEAR FISCAL 2011 OUTLOOK (EXCLUDES ADC ACQUISITION)

“For fiscal 2011, we are expecting organic sales growth of 4 to 7 percent and 12  to 20 percent adjusted EPS growth.  This excludes the ADC acquisition that we expect to close this quarter,” Lynch said.  “The sales growth assumes 2 to 3 percent global GDP growth, driven primarily by continued strength in developing markets, where we have a leading position.  We expect another year of strong cash flow and plan to increase our dividend by 12.5 percent in our third quarter of fiscal 2011.  Earlier this month, we announced that our Board of Directors approved a $750 million expansion of our share repurchase program.”

For the first quarter, the company expects net sales of $3.05 to $3.15 billion, an increase of 5 to 9 percent over the prior-year period.  GAAP EPS are expected to be $0.63 to $0.67, including restructuring charges and acquisition-related costs of approximately $0.03 per share.  Adjusted EPS are expected to be $0.66 to $0.70, up 40 percent to 49 percent compared to adjusted EPS of $0.47 in the prior-year period.

For the full fiscal year, which includes 53 weeks in 2011, the company expects sales of $12.8 to $13.2 billion, an increase of 6 to 9 percent over the prior year.  GAAP EPS are expected to be $2.80 to $3.00, including restructuring charges and acquisition-related costs of approximately $0.05 per share.  Adjusted EPS are expected to be $2.85 to $3.05, compared to adjusted EPS of $2.54 in the prior-year period.  Approximately $240 million of the expected growth and $0.05 per share of EPS is due to the impact of the additional week in 2011.  Excluding the 53rd week, sales are expected to be up 4 to 7 percent organically and adjusted EPS will be up 10 to 18 percent.

This outlook assumes current foreign exchange and commodity rates, and does not include results related to the pending acquisition of ADC.

ADC ACQUISITION UPDATE

As announced in July 2010, the company reached an agreement to acquire ADC (NASDAQ: ADCT) for $12.75 per share in cash, or an enterprise value of approximately $1.25 billion.  This acquisition is expected to position the company as a leading global provider of broadband connectivity products to carrier and enterprise networks.

Integration plans are progressing as expected.  We continue to anticipate that the transaction will close in the current quarter and be accretive by $0.14 per share in the first 12 months after closing — excluding acquisition-related costs.

FISCAL FOURTH QUARTER 2010 RESULTS

The following discussion includes non-GAAP financial measures which are described at the end of this press release.  For a reconciliation of these non-GAAP financial measures, see the attached tables.  All dollar amounts are pre-tax and stated in millions.

				% Change	% Change
($ in millions)	Sept. 24, 2010	June 25, 2010	Sept. 25, 2009	Sequential	YoY
Net Sales	$3,137	$3,084	$2,698	2%	16%
Operating Income	$382	$467	$176	(18)%	117%
Restructuring and Other Charges	$(56)	$(3)	$(45)
Acquisition and Integration Costs	$(8)	$0	$0
Other Items	$0	$7	$0
Adjusted Operating Income	$446	$463	$221	(4)%	102%
Operating Margin	12.2%	15.1%	6.5%
Adjusted Operating Margin	14.2%	15.0%	8.2%

Sales grew 16 percent compared to the prior-year quarter and 2 percent sequentially.  Organically, sales increased 19 percent compared to the prior year and 1 percent sequentially.  By segment, and on an organic basis, sales in the Electronic Components segment were flat sequentially, with continued growth in industrial markets mostly offset by typical seasonal production declines in automotive.  Sales increased 6 percent sequentially in the Network Solutions segment due to increased capital spending in infrastructure markets.  Sales in the Specialty Products segment grew 5 percent sequentially, with broad-based growth in all markets.  In the Subsea Communications segment, sales decreased 14 percent sequentially.

The adjusted operating margin was up 600 basis points versus the prior year to 14.2 percent, and down sequentially as expected.

CASH FLOW

Cash from continuing operations was $474 million during the quarter, and free cash flow was $443 million. For the full year, cash from operations was $1.7 billion and free cash flow was $1.4 billion, up 15 percent versus the prior year.

ORDERS

Total company orders increased 3 percent compared to the prior year and decreased 9 percent sequentially.  The book-to-bill ratio was 0.95 in the quarter.  Excluding the Subsea Communications segment, which is a project-oriented business with uneven order patterns, orders increased 16 percent year-over-year and decreased 6 percent sequentially and the book-to-bill ratio was 0.99.

ADDITIONAL ITEMS

•                  Dividend - The company’s Board of Directors approved a recommendation to increase the quarterly dividend by 12.5 percent to $0.18 per share for the four fiscal quarters beginning with the third quarter of 2011.  This recommendation will be presented for shareholder approval at the company’s Annual General Meeting of Shareholders in March 2011.

•                  Share Repurchases - On Oct. 1, 2010 the company announced that its Board of Directors authorized a $750 million increase in the share repurchase program to a total of $2.75 billion.  Approximately $1.9 billion has been utilized under the program to-date.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, specialty products and subsea communication systems, with fiscal 2010 sales of $12.1 billion to customers in more than 150 countries. We design, manufacture and market products for customers in a broad array of industries including automotive; data communication systems and consumer electronics; telecommunications; aerospace, defense and marine; medical; energy; and lighting. With approximately 7,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage. More information on Tyco Electronics can be found at

http://www.tycoelectronics.com/.

CONFERENCE CALL AND WEBCAST

•                  The company will hold a conference call for investors today beginning at 8:30 a.m. EDT.

•                  Internet users will be able to access the company’s earnings webcast, including slide materials, at the “Investors” section of Tyco Electronics’ website: http://investors.tycoelectronics.com.

•                  For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 288-8976. The telephone dial-in number for participants outside the United States is (612) 332-0636.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. on Oct. 28, 2010 and ending at 11:59 p.m. on Nov. 4, 2010. The dial-in number for participants in the United States is (800) 475-6701.  For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 170757.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax (Expense) Benefit,” “Adjusted Income from Continuing Operations,”  “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures.  Organic Sales Growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.  The limitation of this measure is that it excludes items that have an impact on the company’s sales.  This limitation is best addressed by using organic sales growth in combination with the GAAP results. See the accompanying tables to this press release for the reconciliation presenting the components of Organic Sales Growth.

The company has presented its operating income before special items including charges or income related to legal settlements and reserves, restructuring and other charges, impairment charges, acquisition and integration costs, and other income or charges (“Adjusted Operating Income”).  The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions.  It is also a significant component in the company’s incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it better reflects the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, impairment charges, acquisition and integration costs, and other income or charges that may mask the underlying operating results and/or business trends.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company has presented its operating margin before special items including charges or income related to legal settlements and reserves, restructuring and other charges, impairment charges, acquisition and integration costs, and other income or charges (“Adjusted Operating Margin”).  The company presents Adjusted Operating Margin before special items to give investors a perspective on the underlying business results.  Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company’s financial statements, it is difficult to include the impact of those items in the forecast.

The company has presented other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items and the gain on retirement of debt (“Adjusted Other Income, Net”). The company presents Adjusted Other Income, Net as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items and the gain on retirement of debt. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net. This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented income tax (expense) benefit after adjusting for the tax effect of special items including charges related to restructuring and other charges, impairment charges, acquisition and integration costs, other income or charges, and certain significant special tax items (“Adjusted Income Tax (Expense) Benefit”).  The company presents Adjusted Income Tax (Expense) Benefit to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below).  The difference between Adjusted Income Tax (Expense) Benefit and income tax (expense) benefit (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax (expense) benefit. This limitation is best addressed by using Adjusted Income Tax (Expense) Benefit in combination with income tax (expense) benefit (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented income from continuing operations attributable to Tyco Electronics Ltd. before special items including charges or income related to legal settlements and reserves, restructuring and other charges, impairment charges, acquisition and integration costs, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”).  The company presents Adjusted Income from Continuing Operations as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP.  Adjusted Income from Continuing Operations provides additional information regarding the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, impairment charges, acquisition and integration costs, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, and, if applicable, related tax effects.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, impairment charges, acquisition and integration costs, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, and, if applicable, related tax effects (“Adjusted Earnings Per Share”). The company presents Adjusted Earnings Per Share because it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP.  The company believes such a measure provides a picture of its results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Free Cash Flow” (FCF) is a useful measure of the company’s cash generation which is free from any significant existing obligation.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the amount that management employs to measure cash that is free from any significant existing obligation.  The difference reflects the impact from:

•                  net capital expenditures,

•                  voluntary pension contributions, and

•                  cash impact of special items.

Net capital expenditures are subtracted because they represent long-term commitments.  Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any such future contributions.  In addition, the company’s forecast excludes the cash impact of special items because the company cannot predict the amount and timing of such items.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow results.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period.  See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

Because the company does not predict the amount and timing of special items that might occur in the future, and its forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, the company does not provide reconciliations to GAAP of its forward-looking financial measures.

CORRECTION OF IMMATERIAL ERRORS

During the third quarter of fiscal 2010, the company identified certain errors in its accounting for income taxes. These errors related to the adoption of the uncertain tax position provisions of ASC 740, Income Taxes, in fiscal 2008 and data utilized in the determination of the company’s income tax provision in fiscal 2005 through fiscal 2009.

The company evaluated the effects of these errors individually and in the aggregate and determined that its prior period financial statements are not materially misstated.  However, the company determined that the cumulative effect of correcting these errors in fiscal 2010 would be material to the fiscal 2010 financial statements.  Therefore, the company corrected these errors in the affected prior periods.  More information related to these corrections is provided in the schedules attached accompanying this press release.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.  The forward-looking statements in this release include statements addressing our future financial condition and operating results and the acquisition of ADC Telecommunications, Inc. (ADC). Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; political, economic and military instability in countries in which we operate; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the ADC transaction may not be consummated; the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated; the risk that ADC will not be integrated successfully into Tyco Electronics; and the risk that revenue opportunities, cost savings and other anticipated synergies from the transaction may not be fully realized or may take longer to realize than expected. More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2009 and Quarterly Reports on Form 10-Q for the quarterly periods ended Dec. 25, 2009, March 26, 2010 and June 25, 2010, as well as in Tyco Electronics’ Current Reports on Form 8-K and other reports filed by Tyco Electronics with the Securities and Exchange Commission.

# # #

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarter Ended		For the Year Ended
	September 24,	September 25,	September 24,	September 25,
	2010	2009	2010	2009
	(in millions, except per share data)

Net sales	$3,137	$2,698	$12,070	$10,256
Cost of sales	2,144	2,007	8,293	7,720
Gross margin	993	691	3,777	2,536
Selling, general, and administrative expenses	389	338	1,538	1,408
Research, development, and engineering expenses	158	131	585	536
Acquisition and integration costs	8	—	8	—
Restructuring and other charges, net	56	46	137	375
Pre-separation litigation charges (income)	—	—	(7)	144
Impairment of goodwill	—	—	—	3,547
Operating income (loss)	382	176	1,516	(3,474)
Interest income	6	4	20	17
Interest expense	(40)	(40)	(155)	(165)
Other income (expense), net	52	(55)	177	(48)
Income (loss) from continuing operations before income taxes	400	85	1,558	(3,670)
Income tax (expense) benefit	(145)	(3)	(493)	567
Income (loss) from continuing operations	255	82	1,065	(3,103)
Income (loss) from discontinued operations, net of income taxes	44	10	44	(156)
Net income (loss)	299	92	1,109	(3,259)
Less: net income attributable to noncontrolling interests	(2)	(1)	(6)	(6)
Net income (loss) attributable to Tyco Electronics Ltd.	$297	$91	$1,103	$(3,265)

Amounts attributable to Tyco Electronics Ltd.:
Income (loss) from continuing operations	$253	$81	$1,059	$(3,109)
Income (loss) from discontinued operations	44	10	44	(156)
Net income (loss)	$297	$91	$1,103	$(3,265)

Basic earnings (loss) per share attributable to Tyco Electronics Ltd.:
Income (loss) from continuing operations	$0.57	$0.18	$2.34	$(6.77)
Income (loss) from discontinued operations	0.10	0.02	0.09	(0.34)
Net income (loss)	$0.67	$0.20	$2.43	$(7.11)

Diluted earnings (loss) per share attributable to Tyco Electronics Ltd.:
Income (loss) from continuing operations	$0.56	$0.18	$2.32	$(6.77)
Income (loss) from discontinued operations	0.10	0.02	0.09	(0.34)
Net income (loss)	$0.66	$0.20	$2.41	$(7.11)

Weighted-average number of shares outstanding:
Basic	446	459	453	459
Diluted	450	461	457	459

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 24,	September 25,
	2010	2009
	(in millions, except share data)
Assets
Current Assets:
Cash and cash equivalents	$1,990	$1,521
Accounts receivable, net of allowance for doubtful accounts of $44 and $48, respectively	2,259	1,975
Inventories	1,583	1,435
Prepaid expenses and other current assets	651	487
Deferred income taxes	248	161
Total current assets	6,731	5,579
Property, plant, and equipment, net	2,867	3,111
Goodwill	3,211	3,160
Intangible assets, net	392	407
Deferred income taxes	2,447	2,397
Receivable from Tyco International Ltd. and Covidien plc	1,127	1,130
Other assets	217	234
Total Assets	$16,992	$16,018

Liabilities and Shareholders’ Equity
Current Liabilities:
Current maturities of long-term debt	$106	$101
Accounts payable	1,386	1,068
Accrued and other current liabilities	1,804	1,243
Deferred revenue	164	203
Total current liabilities	3,460	2,615
Long-term debt	2,307	2,316
Long-term pension and postretirement liabilities	1,280	1,129
Deferred income taxes	285	188
Income taxes	2,152	2,130
Other liabilities	452	634
Total Liabilities	9,936	9,012
Commitments and contingencies
Shareholders’ Equity:
Common shares, 468,215,574 shares authorized and issued, CHF 1.73 par value, at September 24, 2010; 468,215,574 shares authorized and issued, CHF 2.43 par value, at September 25, 2009	599	1,049
Contributed surplus	8,085	8,105
Accumulated deficit	(1,161)	(2,264)
Treasury shares, at cost, 24,845,929 and 9,425,172 shares, respectively	(721)	(349)
Accumulated other comprehensive income	246	455
Total Tyco Electronics Ltd. shareholders’ equity	7,048	6,996
Noncontrolling interests	8	10
Total Shareholders’ Equity	7,056	7,006
Total Liabilities and Shareholders’ Equity	$16,992	$16,018

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarter Ended		For the Year Ended
	September 24,	September 25,	September 24,	September 25,
	2010	2009	2010	2009
	(in millions)
Cash Flows From Operating Activities:
Net income (loss)	$299	$92	$1,109	$(3,259)
(Income) loss from discontinued operations, net of income taxes	(44)	(10)	(44)	156
Income (loss) from continuing operations	255	82	1,065	(3,103)
Adjustments to reconcile net cash provided by operating activities:
Impairment of goodwill	—	—	—	3,547
Loss on divestitures	42	—	43	7
Non-cash restructuring and other charges, net	1	18	17	49
Depreciation and amortization	125	133	520	515
Deferred income taxes	(240)	111	35	(574)
Provision for losses on accounts receivable and inventories	(3)	17	(4)	74
Tax sharing (income) expense	(37)	77	(163)	68
Share-based compensation	16	12	63	50
Other	(19)	(14)	12	(10)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	51	(128)	(323)	651
Inventories	48	167	(213)	638
Inventoried costs on long-term contracts	31	103	36	(4)
Prepaid expenses and other current assets	17	(40)	(25)	184
Accounts payable	(50)	50	317	(420)
Accrued and other current liabilities	(9)	124	77	(124)
Income taxes	302	(142)	302	(115)
Deferred revenue	(3)	34	(38)	(7)
Other	(53)	(55)	(42)	(48)
Net cash provided by continuing operating activities	474	549	1,679	1,378
Net cash used in discontinued operating activities	—	(7)	—	(49)
Net cash provided by operating activities	474	542	1,679	1,329
Cash Flows From Investing Activities:
Capital expenditures	(136)	(58)	(385)	(328)
Proceeds from sale of property, plant, and equipment	11	4	16	13
Acquisition of businesses, net of cash acquired	(23)	—	(93)	—
Proceeds from divestiture of discontinued operations, net of cash retained by operations sold	—	(1)	—	693
Proceeds from divestiture of businesses, net of cash retained by businesses sold	3	1	15	17
Other	25	1	5	(1)
Net cash provided by (used in) continuing investing activities	(120)	(53)	(442)	394
Net cash used in discontinued investing activities	—	—	—	(3)
Net cash provided by (used in) investing activities	(120)	(53)	(442)	391
Cash Flows From Financing Activities:
Net increase (decrease) in commercial paper	100	—	100	(649)
Proceeds from long-term debt	—	—	—	448
Repayment of long-term debt	(100)	(141)	(100)	(602)
Repurchase of common shares	(115)	—	(488)	(152)
Payment of common share dividends and cash distributions to shareholders	(71)	(73)	(289)	(294)
Transfer to discontinued operations	—	(7)	—	(56)
Other	(6)	(2)	(2)	(5)
Net cash used in continuing financing activities	(192)	(223)	(779)	(1,310)
Net cash provided by discontinued financing activities	—	7	—	56
Net cash used in financing activities	(192)	(216)	(779)	(1,254)
Effect of currency translation on cash	13	(10)	11	(31)
Net increase in cash and cash equivalents	175	263	469	435
Less: net increase in cash and cash equivalents related to discontinued operations	—	—	—	(4)
Cash and cash equivalents at beginning of period	1,815	1,258	1,521	1,090
Cash and cash equivalents at end of period	$1,990	$1,521	$1,990	$1,521

Supplemental Cash Flow Information:
Income taxes paid, net of refunds	$83	$34	$156	$121

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$474	$549	$1,679	$1,378
Capital expenditures, net	(125)	(54)	(369)	(315)
Pre-separation litigation payments	25	52	25	102
Voluntary pension contributions	69	61	69	61
Free cash flow (1)	$443	$608	$1,404	$1,226

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarter Ended				For the Year Ended
	September 24,		September 25,		September 24,		September 25,
	2010		2009		2010		2009
	($ in millions)
Net Sales:
Electronic Components	$2,101		$1,632		$8,070		$5,961
Network Solutions	469		436		1,727		1,719
Specialty Products	422		362		1,549		1,415
Subsea Communications	145		268		724		1,161
Total	$3,137		$2,698		$12,070		$10,256

Operating Income (Loss):
Electronic Components	$244	11.6%	$38	2.3%	$967	12.0%	$(3,716)	NM (1)
Network Solutions	55	11.7%	37	8.5%	177	10.2%	133	7.7%
Specialty Products	64	15.2%	47	13.0%	230	14.8%	34	2.4%
Subsea Communications	19	13.1%	54	20.1%	135	18.6%	219	18.9%
Pre-separation litigation (charges) income	—		—		7		(144)
Total	$382	12.2%	$176	6.5%	$1,516	12.6%	$(3,474)	NM (1)

(1) Not meaningful.

TYCO ELECTRONICS LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

							Percentage of
							Segment’s Total
	Change in Net Sales for the Quarter Ended September 24, 2010						Net Sales for the
	versus Net Sales for the Quarter Ended September 25, 2009						Quarter Ended
	Organic (1)		Translation (2)	Divestiture	Total		September 24, 2010
	($ in millions)
Electronic Components (3):
Automotive	$215	25.7%	$(33)	$—	$182	21.7%	49%
DataComm	96	51.0	1	—	97	51.6	14
Industrial	91	55.6	(8)	—	83	50.9	11
Appliance	33	29.0	1	—	34	29.6	7
Computer	17	15.3	2	—	19	17.4	6
Consumer Devices	(9)	(8.5)	—	—	(9)	(8.7)	4
Other	69	60.2	(6)	—	63	54.3	9
Total	512	31.4	(43)	—	469	28.7	100%
Network Solutions (3):
Energy	22	10.6	(10)	(15)	(3)	(1.4)	44
Service Providers	32	28.0	(7)	—	25	22.1	29
Enterprise Networks	13	12.1	(1)	—	12	11.1	26
Other	—	(8.5)	(1)	—	(1)	(14.3)	1
Total	67	15.3	(19)	(15)	33	7.6	100%
Specialty Products (3):
Aerospace, Defense, and Marine	24	15.5	(5)	—	19	12.8	40
Touch Systems	26	30.0	(2)	—	24	27.3	26
Circuit Protection	9	13.3	1	—	10	14.9	18
Medical	7	12.0	—	—	7	11.9	16
Total	66	18.1	(6)	—	60	16.6	100%
Subsea Communications	(122)	(45.6)	(1)	—	(123)	(45.9)
Total	$523	19.4%	$(69)	$(15)	$439	16.3%

							Percentage of
							Segment’s Total
	Change in Net Sales for the Year Ended September 24, 2010						Net Sales for the
	versus Net Sales for the Year Ended September 25, 2009						Year Ended
	Organic (1)		Translation (2)	Divestiture	Total		September 24, 2010
	($ in millions)
Electronic Components (3):
Automotive	$1,232	42.5%	$68	$—	$1,300	46.5%	51%
DataComm	147	17.4	14	(18)	143	17.0	12
Industrial	215	32.5	15	(2)	228	34.5	11
Appliance	152	36.7	15	—	167	40.2	7
Computer	63	14.9	6	(3)	66	15.5	6
Consumer Devices	28	7.4	1	(21)	8	2.1	5
Other	196	44.6	4	(3)	197	44.8	8
Total	2,033	33.8	123	(47)	2,109	35.4	100%
Network Solutions (3):
Energy	(12)	(1.5)	19	(39)	(32)	(4.0)	45
Service Providers	(13)	(2.6)	11	—	(2)	(0.4)	28
Enterprise Networks	30	7.3	11	—	41	10.1	26
Other	—	1.8	1	—	1	4.0	1
Total	5	0.3	42	(39)	8	0.5	100%
Specialty Products (3):
Aerospace, Defense, and Marine	(5)	(0.8)	6	—	1	0.2	40
Touch Systems	54	16.9	5	—	59	17.9	25
Circuit Protection	62	29.7	10	—	72	33.2	19
Medical	—	(0.1)	2	—	2	0.8	16
Total	111	7.9	23	—	134	9.5	100%
Subsea Communications	(437)	(37.6)	—	—	(437)	(37.6)
Total	$1,712	16.7%	$188	$(86)	$1,814	17.7%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.   Organic net sales growth is a non-GAAP measure.   See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TYCO ELECTRONICS LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

						Percentage of
						Segment’s Total
	Change in Net Sales for the Quarter Ended September 24, 2010					Net Sales for the
	versus Net Sales for the Quarter Ended June 25, 2010					Quarter Ended
	Organic (1)		Translation (2)	Total		September 24, 2010
	($ in millions)
Electronic Components (3):
Automotive	$(28)	(2.7)%	$10	$(18)	(1.7)%	49%
DataComm	23	9.1	5	28	10.9	14
Industrial	11	4.8	1	12	5.1	11
Appliance	(8)	(5.1)	2	(6)	(3.9)	7
Computer	(4)	(3.2)	2	(2)	(1.5)	6
Consumer Devices	—	—	1	1	1.1	4
Other	13	7.3	(1)	12	7.2	9
Total	7	0.3	20	27	1.3	100%
Network Solutions (3):
Energy	17	8.7	—	17	9.0	44
Service Providers	5	3.8	1	6	4.5	29
Enterprise Networks	4	3.1	—	4	3.4	26
Other	(1)	(10.1)	1	—	—	1
Total	25	5.5	2	27	6.1	100%
Specialty Products (3):
Aerospace, Defense, and Marine	6	3.2	—	6	3.7	40
Touch Systems	10	9.9	1	11	10.9	26
Circuit Protection	1	1.0	2	3	4.1	18
Medical	3	4.7	1	4	6.5	16
Total	20	4.8	4	24	6.0	100%
Subsea Communications	(24)	(14.1)	(1)	(25)	(14.7)
Total	$28	0.9%	$25	$53	1.7%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.   Organic net sales growth is a non-GAAP measure.   See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 24, 2010

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		and Integration	and Other	Tax	Adjusted
	U.S. GAAP	Costs	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$244	$—	$52	$—	$296
Network Solutions	55	8	3	—	66
Specialty Products	64	—	—	—	64
Subsea Communications	19	—	1	—	20
Total	$382	$8	$56	$—	$446

Operating Margin	12.2%				14.2%

Other Income, Net	$52	$—	$—	$(40)	$12

Income Tax Expense	$(145)	$—	$(13)	$62	$(96)

Income from Continuing Operations Attributable to Tyco Electronics Ltd.	$253	$8	$43	$22	$326

Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd.	$0.56	$0.02	$0.10	$0.05	$0.72

(1) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the settlement of an audit of prior year tax returns as well as the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(2) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 25, 2009

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Retirement	Adjusted
	U.S. GAAP	Charges, Net (1)	Items (2)	of Debt	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$38	$24	$—	$—	$62
Network Solutions	37	14	—	—	51
Specialty Products	47	4	—	—	51
Subsea Communications	54	3	—	—	57
Total	$176	$45	$—	$—	$221

Operating Margin	6.5%				8.2%

Other Income (Expense), Net	$(55)	$—	$86	$(22)	$9

Income Tax Expense	$(3)	$(9)	$(46)	$—	$(58)

Income from Continuing Operations Attributable to Tyco Electronics Ltd.	$81	$36	$40	$(19)	$138

Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd.	$0.18	$0.08	$0.09	$(0.04)	$0.30

(1) Includes $46 million recorded in net restructuring and other charges and a $1 million credit recorded in cost of sales.

(2) Includes an income tax benefit primarily related to proposed adjustments to prior year tax returns, and charges to other expense pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 24, 2010

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Items (2)	Net (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$967	$108	$—	$—	$1,075
Network Solutions	177	19	—	8	204
Specialty Products	230	5	—	—	235
Subsea Communications	135	2	—	—	137
Pre-separation litigation income	7	—	—	(7)	—
Total	$1,516	$134	$—	$1	$1,651

Operating Margin	12.6%				13.7%

Other Income, Net	$177	$—	$(137)	$—	$40

Income Tax Expense	$(493)	$(30)	$134	$—	$(389)

Income from Continuing Operations Attributable to Tyco Electronics Ltd.	$1,059	$104	$(3)	$1	$1,161

Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd.	$2.32	$0.23	$(0.01)	$0.00	$2.54

(1) Includes $137 million recorded in net restructuring and other charges and a $3 million credit recorded in cost of sales.

(2) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the settlement of an audit of prior year tax returns as well as the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.  Also includes an income tax benefit recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards.

(3) Consists of $8 million of acquisition and integration costs and $7 million of income related to pre-separation securities litigation.

(4) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 25, 2009

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Impairment of	Tax	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Goodwill	Items (2)	Net (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income (Loss):
Electronic Components	$(3,716)	$278	$3,435	$—	$—	$(3)
Network Solutions	133	56	—	—	—	189
Specialty Products	34	31	112	—	8	185
Subsea Communications	219	8	—	—	—	227
Pre-separation litigation charges	(144)	—	—	—	144	—
Total	$(3,474)	$373	$3,547	$—	$152	$598

Operating Margin	NM (6)					5.8%

Other Income (Expense), Net	$(48)	$—	$—	$86	$(22)	$16

Income Tax (Expense) Benefit	$567	$(87)	$(523)	$(46)	$(3)	$(92)

Income (Loss) from Continuing Operations Attributable to Tyco Electronics Ltd.	$(3,109)	$286	$3,024	$40	$130	$371

Diluted Earnings (Loss) per Share from Continuing Operations Attributable to Tyco Electronics Ltd. (5)	$(6.77)	$0.62	$6.57	$0.09	$0.28	$0.81

(1) Includes $375 million recorded in net restructuring and other charges and a $2 million credit recorded in cost of sales.

(2) Includes an income tax benefit primarily related to proposed adjustments to prior year tax returns, and charges to other expense pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) Consists of $144 million of charges related to the settlement of pre-separation securities litigation and $8 million of costs related to a product liability matter from several years ago recorded in selling, general, and administrative expenses.  Also includes net gain related to retirement of debt of $19 million.

(4) See description of non-GAAP measures contained in this release.

(5) GAAP diluted shares excludes 1 million of non-vested restricted share awards and non-vested options as the inclusion of these securities would have been anti-dilutive.  Such amounts are included in non-GAAP diluted shares.

(6) Not meaningful.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 25, 2009

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Adjusted
	U.S. GAAP	Charges, Net (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$163	$44	$207
Network Solutions	20	17	37
Specialty Products	51	—	51
Subsea Communications	35	2	37
Total	$269	$63	$332

Operating Margin	9.3%		11.5%

Other Income, Net	$8	$—	$8

Income Tax Expense	$(69)	$(16)	$(85)

Income from Continuing Operations Attributable to Tyco Electronics Ltd.	$172	$47	$219

Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd.	$0.37	$0.10	$0.47

(1) Includes $66 million recorded in net restructuring and other charges and a $3 million credit recorded in cost of sales.

(2) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 25, 2010

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Other Items,	Adjusted
	U.S. GAAP	Charges, Net	Items (1)	Net (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$298	$4	$—	$—	$302
Network Solutions	60	(1)	—	—	59
Specialty Products	66	1	—	—	67
Subsea Communications	36	(1)	—	—	35
Pre-separation litigation income	7	—	—	(7)	—
Total	$467	$3	$—	$(7)	$463

Operating Margin	15.1%				15.0%

Other Income, Net	$42	$—	$(33)	$—	$9

Income Tax Expense	$(144)	$—	$26	$—	$(118)

Income from Continuing Operations Attributable to Tyco Electronics Ltd.	$330	$3	$(7)	$(7)	$319

Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd.	$0.72	$0.01	$(0.02)	$(0.02)	$0.70

(1) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the completion of an audit of prior year tax returns.  Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(2) Consists of $7 million of income related to pre-separation securities litigation.

(3) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

CORRECTION OF IMMATERIAL ERRORS

(UNAUDITED)

The impact of correcting the immaterial errors on the Company’s Condensed Consolidated Statements of Operations is as follows:

	For the Quarter Ended		For the Year Ended
	September 25, 2009		September 25, 2009
	Amounts Previously Reported	As Corrected	Amounts Previously Reported	As Corrected
	(in millions, except per share data)
Income tax (expense) benefit	$(1)	$(3)	$576	$567
Income (loss) from continuing operations	84	82	(3,094)	(3,103)
Net income (loss)	94	92	(3,250)	(3,259)
Net income (loss) attributable to Tyco Electronics Ltd.	93	91	(3,256)	(3,265)
Amounts attributable to Tyco Electronics Ltd.:
Income (loss) from continuing operations	83	81	(3,100)	(3,109)
Net income (loss)	93	91	(3,256)	(3,265)
Basic earnings (loss) per share attributable to Tyco Electronics Ltd.:
Income (loss) from continuing operations	$0.18	$0.18	$(6.75)	$(6.77)
Net income (loss)	0.20	0.20	(7.09)	(7.11)
Diluted earnings (loss) per share attributable to Tyco Electronics Ltd.:
Income (loss) from continuing operations	$0.18	$0.18	$(6.75)	$(6.77)
Net income (loss)	0.20	0.20	(7.09)	(7.11)

The impact of correcting the immaterial errors on the Company’s Condensed Consolidated Balance Sheets is as follows:

	September 25, 2009
	Amounts Previously Reported	As Corrected
	(in millions)
Assets
Deferred income taxes	$2,518	$2,397
Receivable from Tyco International Ltd. and Covidien plc	1,211	1,130
Total Assets	16,220	16,018
Liabilities and Shareholders’ Equity
Income taxes	2,312	2,130
Total Liabilities	9,194	9,012
Shareholders’ Equity:
Contributed surplus	8,135	8,105
Accumulated deficit	(2,274)	(2,264)
Total Tyco Electronics Ltd. shareholders’ equity	7,016	6,996
Total Shareholders’ Equity	7,026	7,006
Total Liabilities and Shareholders’ Equity	16,220	16,018

The impact of correcting the immaterial errors on the Company’s Condensed Consolidated Statements of Cash Flows is as follows:

	For the Quarter Ended		For the Year Ended
	September 25, 2009		September 25, 2009
	Amounts Previously Reported	As Corrected	Amounts Previously Reported	As Corrected
	(in millions)
Cash Flows From Operating Activities:
Net income (loss)	$94	$92	$(3,250)	$(3,259)
Income (loss) from continuing operations	84	82	(3,094)	(3,103)
Adjustments to reconcile net cash provided by operating activities:
Deferred income taxes	109	111	(583)	(574)